EXHIBIT 24

POWER OF ATTORNEY

Know all persons by these presents, that each individual whose signature appears below hereby constitutes and appoints Marty E. Adams and W. Granger Souder, Jr., and each and either of them, such individual’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-4 for the acquisition of Falls Bank and any and all amendments thereto, and to file the same with the Securities and Exchange Commission, with all exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents, and each and either of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with said Registration Statement, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the date indicated.

SIGNATURE	TITLE	DATE

/s/ MARTY E. ADAMS MARTY E. ADAMS	Chairman, President and Chief Executive Officer and Director	August 18, 2005

/s/ KEVIN T. THOMPSON KEVIN T. THOMPSON	Executive Vice President and Chief Financial Officer	August 18, 2005

/s/ GEORGE N. CHANDLER II GEORGE N. CHANDLER II	Director	August 18, 2005

/s/ ROBERT C. DUVALL ROBERT C. DUVALL	Director	August 19, 2005

/s/ MARYLOUISE FENNELL, RSM MARYLOUISE FENNELL, RSM	Director	August 19, 2005

/s/ D. JAMES HILLIKER D. JAMES HILLIKER	Director	August 19, 2005

FRED H. “SAM” JOHNSON III	Director	______________

SIGNATURE	TITLE	DATE

/s/ JONATHAN A. LEVY JONATHAN A. LEVY	Director	August 17, 2005

GERARD P. MASTROIANNI	Director	______________

/s/ THOMAS J. O’SHANE THOMAS J. O’SHANE	Director	August 20, 2005

/s/ GREGORY L. RIDLER GREGORY L. RIDLER	Director	August 19, 2005

EMERSON J. ROSS, JR.	Director	______________

/s/ C. GREGORY SPANGLER C. GREGORY SPANGLER	Director	August 18, 2005

/s/ JOSEPH N. TOSH II JOSEPH N. TOSH II	Director	August 18, 2005

/s/ R. JOHN WEAN III R. JOHN WEAN III	Director	August 19, 2005